Exhibit 99.1

Xerox to Acquire Lexmark

Transaction between printing industry icons is expected to close in second half of 2025

NORWALK, Conn., and LEXINGTON, Ky., Dec. 23, 2024 – Xerox Holdings Corporation (NASDAQ: XRX) today announced it has agreed to acquire Lexmark International, Inc., from Ninestar Corporation, PAG Asia Capital, and Shanghai Shouda Investment Centre in a deal valued at $1.5 billion, inclusive of assumed liabilities. This acquisition will strengthen the Xerox core print portfolio and build a broader global print and managed print services business better suited to meet the evolving needs of clients in the hybrid workplace.

“Our acquisition of Lexmark will bring together two industry-leading companies with shared values, complementary strengths, and a deep commitment to advancing the print industry to create one stronger organization,” said Steve Bandrowczak, chief executive officer at Xerox. “By combining our capabilities, we will be better positioned to drive long-term profitable growth and serve our clients, furthering our Reinvention.”

Lexington, Ky.-based Lexmark, a valuable partner and supplier to Xerox, is a leading provider of innovative imaging solutions and technologies including a best-in-class line of printers and multifunction printers. By combining Lexmark’s solutions with Xerox® ConnectKey® technology and advanced Print and Digital Services, the acquisition will create a superior offering portfolio and underscores Xerox commitment to increasing value for clients and partners.

The transaction will also strengthen the ability of Xerox to serve clients in the large, growing A4 color market and diversify its distribution and geographic presence, including the APAC region. The new organization will serve more than 200,000 clients in 170 countries with 125 manufacturing and distribution facilities in 16 countries. Combined, Lexmark and Xerox have a top five global share in each of the entry, mid and production print markets and are key players in the large, stable managed print services market.

“Lexmark has a proud history of serving our customers with world-class technology, solutions and services, and we are excited to join Xerox and expand our reach with shared talent and a stronger portfolio of offerings,” said Allen Waugerman, Lexmark president and chief executive officer. “Lexmark and Xerox are two great companies that together will be even greater.”

“Our shared values and vision are expected to streamline operations and drive efficiencies, taking the best of both companies to make it easier to do business with Xerox,” added Bandrowczak.

Transaction Rationale

•

Strategic fit: Xerox and Lexmark have complementary sets of operations, offering strengths and end-market exposures. Combined, the companies form a vertically integrated manufacturer, distributor and provider of print equipment and MPS, covering all geographies and client types with a well-rounded portfolio of print and print services offerings.

•

Growth opportunities: Lexmark is a leader in the large, growing A4 color print and supplies market and has an opportunity to expand its OEM platform within the A3 equipment category. Once combined, Xerox expects to have a more comprehensive portfolio of products to enhance its offerings and reinforce its value proposition to clients, enabling growth across the portfolio of equipment and MPS, as well as incremental opportunities to increase penetration of its advanced Digital Services and IT Solutions.

•

Financial benefits: The transaction is expected to be immediately accretive to earnings per share and free cash flow. Xerox expects this transaction to accelerate the realization of its Reinvention financial targets of revenue stabilization and double-digit adjusted operating income through an improved competitive position and exposure to faster- growing segments within print, as well as more than $200 million of identified cost synergies to be realized within two years of transaction close.

•

Improved balance sheet: The transaction will immediately reduce Xerox pro forma gross debt leverage ratio, from 6.0x as of Sept. 30, 2024, to approximately 5.4x before synergies. Pro forma gross debt leverage will be reduced to approximately 4.4x with the benefit of $200 million of cost synergies. With improved free cash flow and a priority of repaying debt, Xerox expects to reduce its gross debt leverage ratio to below 3.0x over the medium term.

Transaction Detail

Under the terms of the agreement, Xerox will acquire Lexmark for total consideration of $1.5 billion, inclusive of net debt and other assumed liabilities. Xerox expects to finance the acquisition with a combination of cash on hand and committed debt financing.

In conjunction with this financing, the Xerox Board of Directors approved a change in the dividend policy to reduce the Xerox annual dividend from $1 per share to 50 cents per share starting with the dividend expected to be declared in the first quarter of 2025. This lowered dividend payment provides incremental capacity to reduce debt while continuing to reward shareholders with an above-market yield.

The Xerox Board of Directors has unanimously approved the transaction. The transaction is subject to regulatory approvals, approval of Ninestar’s shareholders, and other customary closing conditions. It is expected to close in the second half of 2025. Until then, both Xerox and Lexmark will maintain their current operations and operate independently.

Further Transaction Detail

Advisors

Jefferies LLC is serving as the financial advisor to Xerox and Citi is also providing financial advice. Ropes & Gray LLP and Willkie Farr & Gallagher LLP are serving as legal advisors to Xerox. Morgan Stanley & Co. LLC is serving as financial advisor to Lexmark and Strait Capital Management is serving as financial advisor to Ninestar Corporation. Dechert LLP is serving as legal advisor to Lexmark, as well as Ninestar Corporation, PAG Asia Capital and Shanghai Shouda Investment Centre and King & Wood Mallesons is serving as PRC counsel to Ninestar Corporation.

Xerox Conference Call Details

Xerox will host an investor conference call today, Dec. 23, 2024, at 8:00 am ET to discuss this transaction. The webcast and presentation materials are available at https://investors.xerox.com. An archived edition will be available after the call.

Forward-Looking Statements

Certain statements contained in this communication may be characterized as forward-looking under the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially.

Statements in this communication regarding Xerox and Lexmark that are forward-looking may include statements regarding: (i) the transaction; (ii) the expected timing of the closing of the transaction; (iii) considerations taken into account in approving and entering into the transaction; (iv) the anticipated benefits to, or impact of, the transaction on Xerox’s and Lexmark’s businesses; and (v) expectations for Xerox and Lexmark following the closing of the transaction. There can be no assurance that the transaction will be consummated.

Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the possibility that the conditions to the closing of the transaction are not satisfied, including the risk that required shareholder and regulatory approvals are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstance that could give rise to a right to terminate the transaction, including in circumstances requiring Xerox or Lexmark to reimburse the other’s expenses or pay a termination fee; (iii) possible disruption related to the transaction to Xerox’s and Lexmark’s current plans, operations and business relationships, including through the loss of customers and employees; (iv) the amount of the costs, fees, expenses and other charges incurred by Xerox and Lexmark related to the transaction; (v) the risk that Xerox’s stock price may fluctuate during the pendency of the transaction and may decline if the transaction is not completed; (vi) the diversion of Xerox and Lexmark management’s time and attention from ongoing business operations and opportunities; (vii) the response of competitors and other market participants to the transaction; (viii) potential litigation relating to the transaction; (ix) uncertainty as to timing of completion of the transaction and the ability of each party to consummate the transaction; (x) Xerox’s ability to finance the transaction; (xi) the ability of the combined company to achieve potential market share expansion; (xii) the ability of the combined company to achieve the identified synergies; (xiii) Xerox’s indebtedness, including the indebtedness Xerox expects to incur and/or assume in connection with the transaction and the need to generate sufficient cash flows to service and repay such debt;(xiv) the ability to integrate the Lexmark business into Xerox and realize the anticipated strategic benefits of the transaction within the expected time-frames or at all; (xv) that such integration may be more difficult, time-consuming or costly than expected; (xvi) that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the transaction; (xvii) rating agency actions and Xerox’s ability to access short- and long-term debt markets on a timely and affordable basis; (xviii) general economic conditions that are less favorable than expected; and (xix) other risks and uncertainties detailed in the periodic reports that Xerox filed with the Securities and Exchange Commission, including Xerox’s Annual Report on Form 10-K. All forward-looking statements in this communication are based on information available to Xerox as of the date of this communication, and Xerox intends these forward-looking statements to speak only as of the date of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

About Xerox Holdings Corporation (NASDAQ: XRX)

For more than 100 years, Xerox has continually redefined the workplace experience. Harnessing our leadership position in office and production print technology, we’ve expanded into software and services to sustainably power the hybrid workplace of today and tomorrow. Today, Xerox is continuing its legacy of innovation to deliver client-centric and digitally driven technology solutions and meet the needs of today’s global, distributed workforce. From the office to industrial environments, our differentiated business and technology offerings and financial services are essential workplace technology solutions that drive success for our clients. Learn more at www.xerox.com and explore our commitment to diversity and inclusion.

About Lexmark

Lexmark creates cloud-enabled imaging and IoT technologies that help customers worldwide quickly realize business outcomes. Through a powerful combination of proven technologies and deep industry expertise, Lexmark accelerates business transformation, turning information into insights, data into decisions, and analytics into action.

-XXX-

Media Contacts:

Xerox: Callie Ferrari, APR, Callie.Ferrari@xerox.com, +1-203-615-3363

Lexmark: Scott Shive, Scott.Shive@lexmark.com, +1-859-232-2131

Investor Contact:

David Beckel, David.Beckel@xerox.com, +1-203-849-2318

Note: To receive RSS news feeds, visit https://www.news.xerox.com. For open commentary, industry perspectives and views, visit https://www.linkedin.com/company/xerox, https://twitter.com/xerox, https://www.facebook.com/XeroxCorp, https://www.instagram.com/xerox/, https://www.youtube.com/XeroxCorp.

Xerox® and ConnectKey® are trademarks of Xerox in the United States and/or other countries

Lexmark® and the Lexmark logo are trademarks of Lexmark International, Inc., registered in the United States and/or other countries. All other trademarks are property of their respective owners.